Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Ariba, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-117437, 333-107864, 333-61064, 333-73458, 333-81773, 333-89119, 333-95665, 333-33544, 333-46820, and 333-84916) on Form S-8 of Ariba, Inc. of our report dated December 13, 2004 with respect to the consolidated balance sheets of Ariba, Inc. and subsidiaries as of September 30, 2004 and 2003, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for each of the years in the three-year period ended September 30, 2004, which report appears in the September 30, 2004 annual report on Form 10-K of Ariba, Inc.

Our report contains an explanatory paragraph that refers to the Company’s adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangibles, effective October 1, 2002.

/s/    KPMG LLP

Mountain View, California

December 13, 2004